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                                                           Exhibit 3.8


                                     BY-LAWS

                                       OF

                            TAMMS INDUSTRIES INC. CO.



                                    ARTICLE I

                            Meetings of Shareholders

      SECTION 1. Location. All meetings of the shareholders for the election of directors shall be held at such place either within or without the State of Illinois as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 2. Annual Meetings. The annual meeting of shareholders shall be held on November 1 of each year, or such other date or such other time as may be designated by the Board of Directors. If this day falls on a legal holiday, however, the meeting shall be held on the next succeeding full business day. At such meeting, directors shall be elected, and any other proper business may be transacted.

      SECTION 3. Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before the date of the meeting. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

      SECTION 4. Special Meeting. Special Meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman, President or any Vice President and shall be called by the President or Secretary at the request in writing of the sole shareholder of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

      SECTION 5. Notice for Special Meetings: Written notice of a spacial meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before the date of the meeting, to the sole



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shareholder of the Corporation. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

      SECTION 6. Quorum. Unless otherwise provided by statute or by the Articles of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders but in no event shall a quorum consist of less than one-third of the shares entitled to vote. If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for thirty days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

      SECTION 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be valid after eleven months from its date of execution, unless otherwise provided in the proxy.

      SECTION 8. Action by Written Consent. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting.

                                   ARTICLE II

                               Board of Directors

      SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

      SECTION 2. Number and Term of Office. Except as otherwise required by statute, the number of directors shall be not less than one, nor more than six, as specified in resolutions of the shareholders or Board of Directors adopted from time to time. As used herein, the term "whole Board" shall mean at any time the number of directors at such time specified in such resolutions. At each annual meeting, the shareholders shall elect directors to hold office until the


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next succeeding annual meeting. Directors need not be shareholders or residents of the State of Illinois. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier death, resignation or removal from office.

      SECTION 3. Quorum and Manner of Acting. Unless otherwise provided by statute, the presence of a majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given if the time and place are fixed t the meeting adjourning and if the period of adjournment does not exceed 10 days in any one adjournment. At all meetings of directors, a quorum being present, all matters, except those the manner of deciding upon which is otherwise required by law, shall be decided by the affirmative votes of a majority of the directors then in office.

      SECTION 4. Place of Meetings, etc. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation at such place or places within or without the State of Illinois, as the Board may from time to time determine.

      SECTION 5. Annual Meeting. After the annual meeting of shareholders in each year, the Board of Directors shall meet at the same place for the purpose of the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

      SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall determine. Notice of regular meetings need not be given.

      SECTION 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President, any Vice President or by any director. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, delivered at least one day before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing whether before or after such meeting be held, or if he shall be present at such meeting, and any meeting of the Board shall be a legal meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors then in office shall be present thereat.

      SECTION 8. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all


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members of the Board or the committee consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee.

      SECTION 9. Action by Communications Equipment. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      SECTION 10. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, its Chairman, or to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 11. Removal. Any director or the entire Board of Directors may be removed at any time, either with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. No director shall be removed unless the notice of the meeting states that a purpose of the meeting is to vote upon the removal of the director or directors named in the notice.

      SECTION 12. Vacancies. (1) Except as otherwise provided in paragraph (2) below, any vacancy that shall occur in the Board of Directors by reason of death, resignation, or removal or any other cause whatever, may be filled by the affirmative votes of a majority of the whole Board or by the holders of a majority of shares entitled to vote at an election of directors. (2) Any vacancy to be filled by reason of the removal of a director or director(s) by the shareholders shall be filled by the shareholders, or if they so authorized, by the remaining director or directors, as provided in paragraph (1) above. (3) Any vacancy that shall occur in the Board of Directors as a result of an increase in the authorized number of directors may be filled by the affirmative votes of a majority of the whole Board as constituted immediately prior to such increase or by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE III

                                    Officers

      SECTION 1. Number. The officers of the Corporation shall be a Chairman, President, a Secretary and a Treasurer or Financial Controller, each to have such functions or duties as are provided for in these By-laws or as the Board of Directors may from time to time determine, and each to hold office until his successor shall have been chosen and shall qualify, or until his death or resignation, or until his removal in the manner hereinafter provided. The Board may from time to time appoint such other officers or agents, including one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers as the Board may determine necessary or desirable, each of whom shall hold office for such period, have such authority and perform such duties as are provided for in these By-laws, or as the Board may from time to time determine. The Board


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may delegate to any officer or committee the power to appoint and to remove any such other officer or agent. One person may hold the office of, and perform the duties of, any two or more of the above-mentioned positions.

      SECTION 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and, subject to all times to the direction and control of the Board of Directors and to the provisions of the Articles of Incorporation and these Bylaws, shall have such powers and perform such duties as are incident to the office of chairman of the board of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in these By-laws or as the Board of Directors may, from time to time, assign or delegate to him.

      SECTION 3. President. The President shall be the chief executive officer of the Corporation and shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall perform such other duties as the Board may from time to time determine.

      SECTION 4. Vice Presidents. At the request of the President, or in his absence or disability, any Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President.

      SECTION 5. Treasurer or Financial Controller. The Treasurer or Financial Controller shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositaries as shall be selected by the Board of Directors; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board; receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

      SECTION 6. Secretary. It shall be the duty of the Secretary to act as Secretary at all meetings of the Board of Directors and to keep the minutes thereof in the proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served. He or she shall have charge of the stock records and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman, President or the Board of Directors.

      SECTION 7. Assistant Treasurers and Secretaries. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chairman, President or the Board of Directors.

      SECTION 8. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the


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corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer elected by the shareholders may be removed only by vote of the shareholders unless the shareholders shall have authorized the Board of Directors to remove such officer.

      SECTION 9. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

      SECTION 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV

                                    Dividends

      Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and the Illinois Business Corporation law.

                                    ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, etc.

      SECTION 1. Execution of Instruments. The Board of directors may authorize any officer or officers or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument and such authority may be general or confined to specific instances; and, unless so authorized by the Board or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 2. Checks, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE VI

                            Miscellaneous Provisions

      SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the 31st day of December in each year or as otherwise designated by the Board of Directors.


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                                   ARTICLE VII

                                   Amendments

      These By-laws may be altered, amended or repealed or new By-laws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors, all as subject to the laws of the State of Illinois. The power to adopt, amend or repeal By-laws that is conferred upon the Board of Directors by the Articles of Incorporation shall not divest or limit the power of the shareholders to adopt, amend or repeal By-laws.


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                              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.
                                       By-Law Amendment adopted December 5, 1994

--------------------------------------------------------------------------------

                                    ARTICLE V
                                 INDEMNIFICATION


      SECTION 1. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this Section 1.

      SECTION 2. Actions or Suits by or in the Rights of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with he defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that any Illinois Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Illinois Court or such other court shall deem proper.

      SECTION 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article V, to the extent that a Director, officer,



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employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

      SECTION 4. Determination of Right to Indemnification. Any indemnification under Section 1 and 2 of this Article V (unless ordered by a court) shall be promptly paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties of such action, suite or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, the Board of Directors so directs, by independent legal counsel in a written opinion, or (e) by the stockholders, that indemnification of the Director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standards of conduct set forth in Sections 1 and 2 of this Article V.

      SECTION 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 of this Article V in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suite or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article V. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipients financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 5 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      SECTION 6. Procedure for Indemnification. Any indemnification under
Section 1, 2 or 3 or advance of costs, charges and expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the Director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article V shall be enforceable by the Director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this
Article V where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this


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Article V, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V, or the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      SECTION 7. Other Rights; Continuation of Right to Indemnification. The Indemnification provided by this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article V shall be deemed to be a contract between the Corporation and each Director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article V is in effect. No amendment or repeal of this Article V or of any relevant provisions of the Illinois Business Corporation Act or any other applicable laws shall adversely affect or deny to any Director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article V with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in a settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article V is in effect. The provisions of this
Section 7 shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeat of this Article V.

      SECTION 8. FOR Purposes of this Article:

            (1) "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this
      Article V with respect to the resulting or surviving corporation as he would have with respect to such consultant if its separate existence had continued;

            (2) "other enterprises" shall include employee benefit plans, including but not limited to any employee benefit plan of the Corporation;


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
            (3) "serving at the request of the Corporation" shall include any service which imposes duties on, or involves services by, a Director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

            (4) "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

            (5) A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the "Corporation" as referred to in Sections 1 and 2 of this Article V;

            (6) Service as a partner, trustee or member of a management or similar committee of a partnership or joint venture, or as a Director, officer, employee or agent of a corporation which is a partners, trustee or joint venturer, shall be considered service as a Director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

      SECTION 9. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as a costs, charges and expenses (including attorneys' fees) judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

      SECTION 10. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or their enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article V, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.


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